UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

______________________________

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4322 South 49th West Avenue	74107
Tulsa, Oklahoma	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 592-7900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Syntroleum Corporation announces that its subsidiary, Syntroleum Nigeria Limited (“Syntroleum Nigeria”), has agreed to transfer to Energy Equity Resources Oil & Gas Limited (“EER”), a subsidiary of Energy Equity Resources Limited, a cumulative seven and one-half percent (7.5%) cost bearing interest in Oil Mining Lease 113, offshore Nigeria (“OML 113”), which includes the Aje Field. In consideration for the transfer, EER will bear Syntroleum Nigeria’s current ten percent (10%) cost obligation in drilling, testing, completing, producing, plugging and abandoning the next appraisal well to be drilled on OML 113. The participants in OML 113 have until October 5, 2006 to commit to drill the next appraisal well on OML 113 pursuant to the Participation Agreement between Yinka Folawiyo Petroleum Company Limited (“YFP”) and various other participants, including Syntroleum Nigeria, dated January 12, 2005 (the “Aje Participation Agreement”). After the transfer to EER, under the amendment to the Aje Participation Agreement, dated August 10, 2006, Syntroleum will bear 25 percent (25%) of the costs of activities after the next appraisal well regarding OML 113.

The transfer to EER of the participating interest in OML 113 is subject to various preferential rights to purchase, the approval of YFP and the other participants, and the approval of the Nigerian government.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006
SYNTROLEUM CORPORATION

By:	/s/ Carla S. Covey
Carla S. Covey
Senior Vice President of Finance and Chief Accounting Officer